Legal Review Summary

This form includes a document request, questionnaire, and interview list for the due diligence investigation of legal matters. The investigation focuses on pending and threatened litigation with third parties and administrative and criminal proceedings initiated by governmental agencies having jurisdiction over the activities of the company.

Document request

     1. Complaint and answer (including  amendments and exhibits) in all pending
     litigation   and  disputed   administrative,   arbitration   and  mediation
     proceedings by or against target.

     2. Correspondence in all threatened claims by or against target over last two (2) years (including dormant but excluding settled).

     3. Citations, notices, and warnings of violations of statute and regulations in last two (2) years, including by not limited to citations, notices, and warnings by DOD, DOJ, DPFU, DIS, DCASMA, DCAA, EPA, OSHA, EEOC, FCC, SEC, Commerce or State Department, or any other federal state, local, or foreign governmental agency.

     4. Notices of any condemnation, expropriation, or nationalization in last two (2) years.

     5. Notices of foreclosures, garnishments, mechanics' tax and other non-consensual liens against target in last two (2) years (including dormant and settled).

     6. Injunctions, court and agency orders, and consent decrees against target in last two (2) years.

     7. Settlement agreements of continuing significance.

     8. Attorney audit letter responses relating to target for last two (2) years.

     9. Business ethics, code of conduct, conflict-of-interest, and antitrust policies, statements and brochures of target.

There are no documents that relate to any of the above "Document Requests", as there is no pending litigation, citations, notices or warnings, injunctions whatsoever. Attorney audit letters being sent to John Zankowski & Associates, LLC.

All pending and threatened citations, notices, and warnings of violation of statutes and regulations in last two (2) years, including but not limited to citations, notices, and warnings by DOD, DOJ, DPFU, DIS, DCASMA, DCAA, EPA, OSRA, EEOC, FCC, SRC, Commerce or State Department, or any other federal, state, local or foreign governmental agency. Include any matter which was pending or threatened at any time in last two (2) years, except that as to environmental matters include any matter at any time regardless of date.

                                      N/A

Governmental investigations of target in last two (2) years.

                                      N/A

Material issues relating to compliance with statutes and regulations in last two
(2) years, as to which no citation, notice, or warning of violation has been issued.

                                      N/A

Condemnation, expropriation, and nationalization proceedings in last two (2) years.

                                      N/A

Condemnation,   expropriation,   and   nationalization   proceedings  which  are
reasonably probable of being commenced.

                                      N/A

Foreclosures against target, labor, material, landlord, tax, judicial and other non- consensual liens asserted against target; and garnishments of target's assets in hands of another - in last two (2) years (including dormant and settled),

                                      N/A

Unasserted foreclosures against target, labor, material, landlord, tax, judicial and other non-consensual liens against target; and garnishments of target's assets in hands of another - which are reasonably probable of assertion.

                                      N/A

There are no documents that relate to any of the above, as there is no pending litigation, citations, notices or warnings, injunctions whatsoever.

Questionnaire

Briefly summarize each of following matters relating to target (include dates, parties, agencies, description, amount, and status):

================================================================================
     administrative proceedings by or against target, including but not limited to (a) disputes with customers, suppliers, employees, stockholders, distributors, representatives, lessors, and lessees, and (b) infringement, trade secret misappropriation, and environmental matters. Include any matter which was pending or threatened at any time in last two (2) years, except that as to infringement or trade secret misappropriation include any matter in last five (5) years and as to envioronmental matters include nay matter nay time regardless of date.

                                      N/A

     Unasserted claims over US$3,000 by or against target which have a reasonable probability of assertion, including but not limited to

         (a)  disputes  with  customers,  suppliers,   employees,   stockholders
         distributors, representatives, lessors, and lessees, and

                                      N/A

         (b) infringement, trade secret misappropriation, and environmental matters.

                                      N/A

     Unasserted claims by target for infringement or trade secret misappropriate which were seriously considered but decided not to be made in last five (5) years.

                                      N/A

Item (a) above: current dispute with Bill Griggs and/or GAIT BVI is being negotiated through our in-house attorney. Company has proposed to audit GAIT books to determine the legitimacy of his claim.

     Injunctions, court and agency orders, and consent decrees against target in last two (2) years (including dormant and settled).

                                      N/A

     Settlement agreements of continuing significance.

                                      N/A

     Summarize existing and proposed statutes and regulations having special significance for target.

                                      N/A

     Describe governmental agency rule-making proceedings in which target is involved.

                                      N/A

     Provide a summary of principal findings of internal legal audits over last two (2) years.

                                      N/A

     Have all acquisitions and divestitures by target in last five (5) years been reviewed for antitrust compliance?

                                       N/A

IN WITNESS WHEREOF, the answers to the questions listed in this Questionnaire have been true, accurate, and precisely filled out to the best of my knowledge.

FOR RPM Technologies, Inc.:

By: /s/ Randy Zych                          March 25, 2000
------------------                          --------------
        Randy Zych                               Date
        Chairman of the Board
        of Directors

None of above apply.  See auditor's report.